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                                                                      Exhibit 16

[PricewaterhouseCoopers LLP letterhead]



May 18, 1999


Securities and Exchange Commission
450 5th Street, N.W.
Washington D.C. 20549


Commissioners:

We have read the statements made by SatCon Technology Corporation (copy attached), which we understand will be filed with the Commission, pursuant to
Item 4 of Form 8-K, as part of the Company's Form 8-K report filed on May 19, 1999. We agree with the statements concerning our Firm in such Form 8-K.



                     Very truly yours,

                     /s/PricewaterhouseCoopers LLP
                     -----------------------------
                     PricewaterhouseCoopers LLP